Exhibit 99.1

For Immediate Release

The Coast Distribution System, Inc. Reports First Quarter 2012 Results

MORGAN HILL, Calif., May 15, 2012 — The Coast Distribution System, Inc. (CRV), one of North America’s largest aftermarket suppliers of replacement parts, accessories and supplies for the recreational vehicle (RV), boating and outdoor recreation industries, today reported financial results for the first quarter ended March 31, 2012.

First Quarter 2012 vs. 2011

Coast reported a net loss of $1.3 million, or $0.30 per diluted share, for the first quarter of 2012, compared to a net loss of $1.0 million, or $0.23 per diluted share, in the same quarter of 2011. Net sales for the quarter fell 1.8 percent, to $24.2 million, compared to net sales of $24.7 million in the first quarter of 2011. That decrease, the Company believes, was primarily the result of continuing consumer uncertainties about the strength of the overall economy, persistently high unemployment rates and the adverse effect of recent increases in gasoline prices on consumer discretionary spending.

Gross profits declined by $489,000, to $3.4 million, resulting in a decrease in gross margin to 14.1 percent in the 2012 first quarter from 15.8 percent in the same quarter of 2011. That decrease was the result of selected price reductions that Coast implemented in response to aggressive price competition in the market, as well as an increase in shipping costs related to fuel prices. Selling, general and administrative expenses decreased by $273,000, or 5.2 percent, to $5.0 million, compared to $5.3 million in the same quarter in 2011. This improvement was primarily the result of reductions in marketing expenses and a reduction in rent expense for the Company’s headquarters, which was renegotiated in the first quarter of 2011. As a result of the reductions in sales and gross profits, partially offset by lower SG&A expenses, Coast reported a pre-tax loss of $1.7 million in this year’s first quarter compared to a pre-tax loss of $1.5 million in the first quarter of 2011.

On the balance sheet, accounts receivable decreased $563,000, to $19.0 million, compared to $19.6 million in the same quarter of 2011. Inventories at March 31, 2012 were $30.0 million, a decrease of $1.7 million compared with $31.7 million at March 31, 2011. The decrease in inventory levels from the prior year was primarily due to the Company’s efforts to better control inventory turnover. Long-term debt decreased to $17.7 million, from $20.0 million a year ago, reflecting reduced working capital requirements.

“The first quarter was challenging in terms of both revenues and margins as we faced an increasingly competitive market environment,” said Coast’s Chief Executive Officer Jim Musbach. “Our sales were impacted by soft consumer demand as well as increased promotional pricing on a variety of products, and the more competitive pricing translated into compressed gross margins. These factors are also affecting the broader RV industry as manufacturers and dealers have faced increased discounting in the market, although recent projections from RVIA suggest growth in RV unit shipments may improve over the course of 2012. Until we see a pick up in sales and usage of RVs that will drive increased demand for our products, we will continue to balance defending our market share with continued tight management of operating expenses.”

About The Coast Distribution System

The Coast Distribution System, Inc. (www.coastdistribution.com) is one of North America’s largest wholesale aftermarket suppliers of replacement parts, supplies and accessories for the recreational vehicle (RV), pleasure boat and outdoor recreation markets. Coast supplies more than 10,000 products through 17 distribution centers located in the United States and Canada. Most of Coast’s customers consist of independently owned RV and marine dealers, supply stores and service centers. Coast is a publicly traded company, and its shares are listed on the NYSE Amex under the ticker symbol CRV.

The Coast Distribution System / Page 2 of 3

Forward-Looking Information

Statements in this news release regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this news release are based on current information and, because our business is subject to a number of risks and uncertainties, our actual operating results and financial condition in the future may differ, possibly significantly, from the future financial performance and financial condition expected at the current time. Those risks and uncertainties include the possible occurrence of the following conditions or circumstances which could cause declines in our sales and operating results: Declines in discretionary income and loss of confidence among consumers regarding economic conditions, a tightening in the availability of and increases in the cost of consumer credit, increases in the costs of and shortages in the supply of gasoline, and unusually severe or extended winter weather conditions, all of which can adversely affect the willingness and ability of consumers to purchase and use RVs and boats and, therefore, their need for and willingness to purchase the products we sell. Moreover, the recent economic recession and credit crisis may have longer term consequences for our business and future financial performance, because they (i) have caused the closure or bankruptcies of a large number of RV and boating dealers which could significantly reduce the number of aftermarket customers who purchase products from us in the future; and (ii) may lead to changes in consumer spending and borrowing habits that could extend well beyond the economic recovery and, therefore, could result in longer term declines in purchases and the usage of RVs and boats by consumers and, consequently, also in their purchases of the products we sell. Additional risks include, but are not limited to, our dependence on bank borrowings to fund a substantial amount of our working capital requirements, which can make us more vulnerable to downturns in economic conditions; further increases in price competition within our markets that could further reduce our margins and, therefore, our earnings; and our practice of obtaining a number of our products from single-manufacturing sources, which could lead to shortages in the supply of products to us in the event any of our single source suppliers were to encounter production or other problems or terminate their product supply arrangements with us.

These risks and uncertainties, as well as other risks to which our business is subject, are more fully described in Item 1A, entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the Securities and Exchange Commission on March 30, 2012, and readers of this news release are urged to review the discussion of those risks and uncertainties in that Report.

Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this news release or in the above-referenced 2011 Annual Report, whether as a result of new information, future events or otherwise, except as may be required by law or the rules of the NYSE MKT.

The Coast Distribution System / Page 3 of 3

THE COAST DISTRIBUTION SYSTEM, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Net sales	$24,248	$24,697
Cost of sales, including distribution costs	20,839	20,799

Gross profit	3,409	3,898
Selling, general and administrative expenses	4,989	5,262

Operating loss	(1,580)	(1,364)
Other (income) expense
Interest	139	134
Other	(9)	27

Total other (income) expense	130	161

Loss before income taxes	(1,710)	(1,525)
Income tax benefit	(365)	(486)

Net loss	$(1,345)	$(1,039)

Basic and diluted loss per share	$(0.30)	$(0.23)

CONDENSED CONSOLIDATED BALANCE SHEET

	March 31, 2012	March 31, 2011
ASSETS
Cash	$1,135	$1,021
Accounts receivable, net	19,025	19,588
Inventories, net	30,014	31,727
Other current assets	2,427	2,847

Total Current Assets	52,601	55,183
Property, Plant & Equipment, net	1,350	1,646
Other Assets	2,950	2,653

Total Assets	$56,901	$59,482

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$6,755	$5,823
Accrued liabilities	3,170	3,208

Total Current Liabilities	9,925	9,031
Long-Term Debt	17,733	19,979
Total Stockholders’ Equity	29,243	30,472

Total Liabilities and Stockholder’s Equity	$56,901	$59,482